UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3COM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following is an update to 3Com Corporation’s Definitive Proxy Statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on January 25, 2008, as supplemented on February 19, 2008. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Proxy Statement.
Correction to Supplement to Projected Financial Information
On February 19, 2008, we filed definitive additional materials to our proxy statement for the Merger, dated January 24, 2008. We made this filing, and the additional disclosure therein, in order to meet our obligations under a proposed settlement of the shareholder litigation arising out of the Merger. In that filing, however, one line item in the “Supplement to Projected Financial Information” section contained a typographical error. More specifically, the line item “Consolidated operating profit (non-GAAP)” in the “Consolidated” section showed figures with parens around them, indicating “negative” numbers (see “Existing Disclosure” below). In fact, no parens should have appeared for this line item as these numbers are “positive” (see “Corrected Disclosure” below). We hereby correct the disclosure by deleting the Existing Disclosure and replacing it in its entirety with the Corrected Disclosure below. The Corrected Disclosure is hereby incorporated into the Proxy Statement. In addition, all of the qualifications and assumptions set forth in the “Projected Financial Information” section of the Proxy Statement are incorporated by reference herein.
Existing Disclosure:

Consolidated	Fiscal Year ending May 31,
	2008	2009	2010
	($ in millions)
Consolidated operating profit (non-GAAP)	$(69.0)	$(123.5)	$(196.7)
Corrected Disclosure:

Consolidated	Fiscal Year ending May 31,
	2008	2009	2010
	($ in millions)
Consolidated operating profit (non-GAAP)	$69.0	$123.5	$196.7